Exhibit 99.1

Hyperfine Names Maria Sainz President and Chief Executive Officer

GUILFORD, Connecticut, October 6, 2022 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), (“Hyperfine” or “the Company”), the groundbreaking medical device company that created Swoop®, the world's first FDA-cleared portable MRI system™, today announced that it has named medical device industry veteran Maria Sainz as President and Chief Executive Officer (CEO) of Hyperfine, effective October 24, 2022. Scott Huennekens, who currently serves as interim President and CEO, will stay on as Executive Chairperson of the Board.

Ms. Sainz has held President and CEO positions at multiple medical device companies in her industry tenure, including AEGEA Medical, acquired by CooperSurgical in 2021, Cardiokinetix, and Concentric Medical, acquired by Stryker in 2011. She brings over 30 years of experience in the medical device industry and has served as a valuable member of Hyperfine’s Board of Directors since the company’s Nasdaq listing, including on both the Audit Committee and Nominating and Corporate Governance Committee. As President and CEO of Hyperfine, Ms. Sainz will lead the commercial expansion of Hyperfine’s Swoop portable MRI system™ to execute the company’s mission of lowering barriers to medical imaging around the world.

“I am excited and honored to lead the next phase of Hyperfine’s growth as we broaden the adoption of Swoop technology, improving access to MR imaging around the world,” said Ms. Sainz. “With over 90 systems installed globally and our growing value proposition in the ICU and neurocritical care settings, we have established a strong foundation to drive forward commercial momentum. I am eager to join the Hyperfine team as we expand to additional hospitals and continue increasing our clinical applications to improve patient care in mature and emerging healthcare systems.”

“We are very pleased to name Ms. Sainz President and CEO of Hyperfine. She carries a successful track record of execution and shareholder value creation across medical device businesses, and her decades of experience are immensely valuable,” said Scott Huennekens, Executive Chairperson of the Hyperfine Board of Directors. “I am confident in her ability to manage the business with a disciplined approach to spending while leading Hyperfine into its next phase of growth by expanding the Swoop commercial footprint to new sites of care.”

“Ms. Sainz has the experience, judgement, and speed needed to ensure that Hyperfine continues to define and own the field of portable MRI. Since inception, Hyperfine has been a technical and AI powerhouse, and now Hyperfine needs to be a commercial force. Ms. Sainz brings the experience, intelligence, and capability to the table to execute that plan,” said Dr. Jonathan Rothberg, Hyperfine’s Founder and Vice Chairman.

About Hyperfine

Hyperfine, Inc. is the groundbreaking medical device company that created Swoop®, the world’s first FDA-cleared portable MRI system™. Hyperfine designed Swoop to enable rapid diagnoses and treatment for every patient regardless of income, resources, or location, pushing the boundaries of conventional imaging technology and expanding patient access to life-saving care. The Swoop Portable MR Imaging System™ produces high-quality images at a lower magnetic field strength, allowing clinicians to quickly scan, diagnose, and treat patients in various clinical settings. Swoop can be wheeled directly to the patient’s bedside, plugged into a standard electrical wall outlet, and controlled by an iPad®. Designed as a complementary system to conventional MRIs at a fraction of the cost, Swoop captures images in minutes, providing critical decision-making capabilities in emergency departments, operating rooms outside the sterile field, and intensive care units, among others. Hyperfine was founded in 2014 by Jonathan Rothberg, Ph.D., a serial entrepreneur and the founder or co-founder of numerous other innovative companies, including CuraGen, 454 Life Sciences, Ion Torrent, RainDance Technologies, ClariFI, Quantum-Si, AI Therapeutics, Butterfly Network, 4Catalyzer, and 4Bionics. In 2015, Rothberg was awarded the National Medal of Technology and Innovation by President Obama for inventing and commercializing DNA sequencing. For more information visit www.hyperfine.io.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Hyperfine’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about Hyperfine’s financial and operating results, the benefits of Hyperfine’s products and services, and Hyperfine’s future performance and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of Hyperfine’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of Hyperfine product development and commercialization activities, including the degree that Swoop is accepted and used by healthcare professionals; the impact of COVID-19 on Hyperfine’s business; the inability to maintain the listing of Hyperfine’s Class A common stock on the Nasdaq; the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and Hyperfine’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of Hyperfine to raise financing in the future; the inability of Hyperfine to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of Hyperfine to identify, in-license or acquire additional technology; the inability of Hyperfine to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; the inability of Hyperfine to compete with other companies currently marketing or engaged in the development of products and services that Hyperfine is currently marketing or developing; the size and growth potential of the markets for Hyperfine’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Hyperfine’s products and services and reimbursement for medical procedures conducted using Hyperfine’s products and services; Hyperfine’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; Hyperfine’s financial performance; and other risks and uncertainties indicated from time to time in Hyperfine’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. Hyperfine cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Hyperfine does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
Marissa Bych
Gilmartin Group LLC
marissa@gilmartinir.com